UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26667	75-2057054

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Royal Lane, Suite 100 Coppell, Texas	75019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Craftmade International, Inc. (the “Company”) entered into an indemnification agreement with each of James R. Ridings, Clifford Crimmings, Lary C. Snodgrass, Paul Knuckley, R. Don Morris, L. Dale Griggs, William E. Bucek, John S. DeBlois and Richard T. Walsh (each, an “Indemnitee”) effective June 15, 2007. Each Indemnitee was a director of the Company on that date. Messrs. Ridings, Snodgrass, Knuckley, Morris and Bucek are current members of the Board of Directors of the Company.
In general, the indemnification agreements provide that the Company will, to the extent permitted by applicable law and subject to certain limitations, indemnify each Indemnitee against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any civil, criminal, administrative or investigative action, suit or proceeding brought against the Indemnitee or in which he otherwise becomes involved by reason of his relationship with the Company. The indemnification agreements provide for indemnification rights regarding third-party proceedings and proceedings brought by or in the right of the Company. Additionally, the indemnification agreements provide for the advancement of expenses incurred by the Indemnitee in connection with any proceeding covered by the agreements, provided that the Indemnitee must undertake in writing to repay any such amounts to the extent that it is determined that the Indemnitee is not entitled to indemnification.
No payments pursuant to the indemnification agreements are available: (i) to indemnify or advance expenses with respect to proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, unless the Company authorized the proceeding prior to its initiation or the Company provides the indemnification under applicable law; (ii) to indemnify the Indemnitee for expenses, judgments, fines or penalties sustained in any proceeding for which payment is actually received by the Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under such insurance policy or other indemnity provision; and (iii) to indemnify the Indemnitee for any expenses, judgments, fines or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Act of 1934, as amended, or similar provisions of any state or common law.
The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled, including any rights arising under the Company’s certificate of incorporation or by-laws, any other agreement, any vote of the Company’s stockholders or directors, the Delaware General Corporation Law or otherwise. The indemnification agreements also require the Company, to the extent it maintains an insurance policy or policies providing liability insurance for directors, officers and others affiliated with the Company, to ensure that each Indemnitee shall be covered by such policy to the maximum extent of coverage available under the policy.
The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of agreement, which is attached hereto and filed as Exhibit 10.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished with this Form 8-K.
10.1	Form of Director’s Indemnification Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: January 26, 2010	By:	/s/ C. Brett Burford
C. Brett Burford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Director’s Indemnification Agreement